EXHIBIT 23.05


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8 to Form S-4 (Registration No. 333-36458) of AT&T Corp., of our report dated March 17, 2000 relating to the combined financial statements of AT&T Wireless Group, which appears in AT&T Corp.'s Current Report on Form 8-K filed on March 17, 2000.

PricewaterhouseCoopers LLP

New York, New York
July 19, 2000

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